SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form N-1A

                       Schedule 14A. Information Required
                               In Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                                   [X]
Filed by a Part other than the Registrant                 [ ]

         Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          INVESTORS RESEARCH FUND, INC.
                (Name of Registrant as Specified In Its Charter)

         Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii),
     14a-6(i)(1), 14a-6(i)(2) or Item 11(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.
         (1) Title of each class of securities to which transaction applies: Common Stock
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
         (4)  Proposed maximum aggregate value of transaction: N/A
         (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                          INVESTORS RESEARCH FUND, INC.
                          3757 State Street, Suite 204
                         Santa Barbara, California 93105


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held August 12, 1997


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Investors Research Fund, Inc. will be held at the Pacifica Suites Hotel, 5490 Hollister
Avenue, Santa Barbara, California on Tuesday, August 12, 1997, at 9:00 A.M. (Pacific Daylight Time) for the following purposes:

     1. To approve the proposed Amendment to the Fund's Rule 12b-1 Plan to increase the upper limit of the Plan's expenditures from 25 basis points to 50 basis points.

     2. To transact such other business as may properly come before the Special Meeting, or any adjournment or adjournments thereof.

     Shareholders of record as of the close of business on June 20, 1997, are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof.


                                              By Order of the Board of Directors



July 17, 1997
                                                               Hugh J. Haferkamp
                                                                       President

IMPORTANT: THE MANAGEMENT HOPES THAT YOU CAN ATTEND THE SPECIAL MEETING. HOWEVER, IF YOU ARE UNABLE TO BE PRESENT IN PERSON, YOU ARE EARNESTLY REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. IF THE ENCLOSED PROXY IS EXECUTED AND RETURNED, IT MAY NEVERTHELESS BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE FUND AT ANY TIME BEFORE THE PROXY IS VOTED, OR BY VOTING IN PERSON AT THE SPECIAL MEETING. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE.

PLEASE PROMPTLY RETURN THE ENCLOSED PROXY. YOU WILL ASSIST YOUR FUND IN AVOIDING THE EXTRA EXPENSE OF FOLLOW-UP LETTERS.

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS

                                       OF

                          INVESTORS RESEARCH FUND, INC.
                          3757 State Street, Suite 204
                         Santa Barbara, California 93105

                           To Be Held August 12, 1997

     This statement is furnished in connection with a solicitation of proxies made by and on behalf of Investors Research Fund, Inc. (hereinafter called the "Fund"), 3757 State Street, Suite 204, Santa Barbara, California 93105, and its Board of Directors, to be used at the Special Meeting of Shareholders of the Fund, to be held on Tuesday, August 12, 1997 at 9:00 A.M. at THE PACIFICA SUITES HOTEL, 5490 HOLLISTER AVENUE, SANTA BARBARA, CALIFORNIA, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Such solicitation is made primarily by the mailing of this Statement with its enclosures. The approximate date of first mailing is July 15, 1997.

     Supplementary solicitation may be made by mail, telephone, telegraph, and by personal contact by employees of the Fund and others. The expenses in connection with preparing and mailing this Statement and its enclosures and of such solicitations will be paid by the Fund. However, no person will be paid specially by the Fund for the specific purpose of soliciting proxies. In some instances, said supplementary solicitation may be made by securities dealers by whom shares of the Fund have been sold and it would then be made at their own expense.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to the voting thereof. A proxy may be revoked by written notice to the Fund prior to the Special Meeting of Shareholders, or by execution of a subsequent proxy which is presented at the Special Meeting of Shareholders, or by personal vote at the Special Meeting of Shareholders. All proxies solicited by the Board of Directors which are properly executed and received in time will be voted at the meeting. Such proxies will be voted in accordance with the instruction thereon, if any, and if no specification is made, the proxy will be voted in favor of proposal Number 1 thereon and, as to any other matter, in accordance with the judgment of the proxy holder. Discretionary authority is conferred by the proxy as to all matters not specifically listed which may properly come before the meeting. The management of the Fund is not aware that any other matters are to be presented for action.

     As of June 20, 1997 there were issued and outstanding 7,337,029 shares of capital stock of the Fund. Shareholders are entitled to one (1) vote for each share of record held at the close of business on June 20, 1997. The presence in person or by proxy of persons entitled to vote a majority of the outstanding voting shares at any meeting shall constitute a quorum for the transaction of business. The favorable vote by a majority of the Fund shares as determined under Section 2(a)(42) of the Investment Company Act of 1940 (the "1940 Act") is required for approval of the proposed amendment to the Fund's Rule 12b-1 Plan.

     Abstentions and broker non-votes will be counted as present or represented at the Special Meeting for purposes of determining whether a quorum exists. However, abstentions and broker non-votes with respect to any matter brought to a vote at the Special Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. In view of the requirement that there be a certain number of affirmative votes, an abstention or a broker no-vote has a negative impact as to a matter brought to a vote. See section below entitled "Vote Required."

     None of the officers of the Fund has received any compensation directly from the Fund for serving in such capacity since the date of inception of the Fund, with the exception that the president of the Fund has been compensated at the rate of $1,200 per month since January 1, 1994. The Fund has no pension or retirement benefits for any officers or employees. The attendance fee payable to the Board of Directors and members of the Executive Committee is $250 for each meeting actually attended. These payments have been made by the Fund. However, no such attendance fees are payable to those directors who are associated with the investment adviser. No expense reimbursement is made to the directors. The total compensation paid by the Fund to all Directors during the fiscal year 1995-96 was $17,750.

     The aggregate dollar amount of brokerage commissions paid during Fiscal 1995-96 was $424,531. Of that amount, $46,392 was paid to Diversified
Securities, Inc., the Fund's principal underwriter. That latter figure represents 11% of the aggregate dollar amount of the commissions paid by the Fund. Diversified Securities, Inc. handled 11.28% of the brokerage transactions effected during the year.


THE MATTER FOR SHAREHOLDER ACTION

     The matter to be acted upon pursuant to the proxy is the approval of the proposed amendment to the Fund's Rule 12b-1 to increase the annual upper limit of the Plan's expenditures from 25 basis points to 50 basis points. It is the present intention that the enclosed proxy will, in the absence of special designation by the shareholder(s) signing it, be used for the purpose of voting approval of the proposed plan amendment.

APPROVAL OF THE AMENDMENT TO THE DISTRIBUTION PLAN

     The Board of Directors (the "Board") is presenting to the shareholders of the Fund for approval a proposed amendment to the existing plan which would increase the annual upper limit of Fund assets for distribution purposes from
 .25 of 1% to .50 of 1%. At the present time, Paragraph 1(b) of the Fund's distribution plan reads as follows:

               "Payments made out of or charged against the assets of the Fund are subject, in total, to a maximum annual limit of .25% of the Fund's average daily net assets."

     If the proposal is approved, the paragraph would read as follows:

               "Payments made out of or charged against the assets of the Fund are subject, in total, to a maximum annual limit of .50% of the Fund's average daily net assets."

     Under federal law and under the wording of the plan, that proposed amendment must be approved by the Fund's shareholders before it can become effective because it will increase the amount of Fund assets which can be devoted to distribution.

     It should be noted that the Board does not intend that the full amount of funds which would become available if the proposed amendment is approved will necessarily be expended under the plan. As discussed in more detail below, the Board wishes primarily to have the funds available for more extensive marketing efforts as such efforts prove desirable. There is no specific amount of funds budgeted at the present time to be expended for distribution purposes.

     The existing Rule 12b-1 Plan was approved by the shareholders at a special shareholders meeting held March 30, 1993. The basic objective of the plan as first adopted was to have funds available to compensate broker-dealers who had engaged in marketing and distribution of the Fund shares and who would agree to provide certain services of value to the Fund's shareholders. In other words, the principal objective of the plan initially was to secure better services for the shareholders in addition to encouraging broker-dealers to sell Fund shares.

     During the 1995-96 fiscal year, the Fund's principal underwriter, Diversified Securities, Inc., received $30,241.41 in payments under the Fund's 12b-1 plan. Other broker-dealers who have participated in the sale of Fund shares received, collectively, a total of $20,114.36 in payments under the plan.

     Payments are made to qualifying broker-dealers who have signed a "12b-1 Plan Dealer and Broker Servicing Agreement" with the Fund. The agreement currently provides that such payments will be made quarterly at the rate of
 .0625% of the average daily net asset value of that broker-dealer's "qualified holdings" held during the quarter for which payment is to be made. That percentage ultimately equals the maximum plan expenditure of .25% for a particular broker-dealer on an annual basis. Currently, a broker-dealer must be accountable for a minimum of $100,000 in net asset value of Investors Research Fund shares to be credited with the minimum "qualified holdings" required to be eligible for 12b-1 plan payments.

     A reference to the proxy statement dated December 1, 1992, which was issued to explain the reasons for the Board's recommendation for approval of the original distribution plan, indicates that there were several reasons for recommending the approval of the plan at that time. The stated reasons included:
(1) the prospect of enhanced shareholders services, (2) the ability to remain competitive with other funds of a similar nature, (3) enlargement of the Fund's asset base, which would have beneficial effects on performance, (4) the potential for efficiencies of scale, and (5) the limitation on the amount expendable for distribution purposes.

     As discussed in greater detail below, the contemplated impacts of the distribution plan as of the time that it was adopted have not yet been realized. The redemptions of shares have far exceeded the sales of new shares. In order to more effectively stimulate marketing of the Fund, the Board amended the original plan on May 13, 1997 by unanimous vote. The amendment adopted May 13, 1997 reads as follows:

               "The  amount of any  difference  between the funds
               paid out to broker-dealers under the first sentence of this sub-paragraph and the total sum of .25% of average daily net asset value may be expended under supervision of the Board of Directors for purposes of financing distribution of the Fund's shares. To the extent that any Rule 12b-1 funds are expended for distribution purposes pursuant to the immediately preceding sentence, such funds are re-designated to be asset based sales charges and are not service charges under the Board resolution adopted on July 21, 1993."

     The effect of that amendment was to authorize the expenditure of a portion of the 25 basis points for marketing of the Fund's shares under direct supervision of the Board.

     The Board resolution adopted on July 21, 1993, which was referenced in the amendment to the plan adopted by the Board on May 13, 1997, set specific requirements for payments to broker- dealers who were providing services to the shareholders. Basically, in accordance with the resolution, the only payments which had been made under the distribution plan up until May 13, 1997 were payments to broker-dealers who had made sales of more than $100,000 to Fund shareholders and who had signed agreements to provide services to Fund shareholders.

     If the proposed amendment is adopted, the net effect will be to make available for expenditure under the supervision of the Fund directors an additional sum up to 25 basis points to be devoted to marketing of Fund shares. The precise sum authorized by the new amendment would be supplemental to the sum of money made available from the original distribution plan pursuant to the amendment effected by the Board on May 13, 1997. That May 13, 1997 amendment did not require approval by the shareholders because it did not increase the percentage of assets authorized under the original distribution plan approved by the shareholders on March 30, 1993. This presently proposed amendment does require approval by the shareholders because it would increase the amount which could be expended for distribution purposes under the distribution plan.

     The Board, including the independent directors, has reviewed the expenditures of the Fund on a quarterly basis since the adoption of the plan and has annually approved continuation of the plan. These approvals have been based primarily upon the evidence that shareholders of the Fund were receiving enhanced services. However, recent reviews have indicated that a number of the other projected benefits of adopting such plan have not been realized. For example, redemptions of Fund shares have not decreased significantly. New sales of Fund shares have not been realized in a significant number. The Fund's ability to remain competitive does not appear to have been significantly enhanced by expenditures restricted to servicing brokers. Therefore, the Board has decided to recommend more extensive action by the Fund.

     Under the proposed amendment, the Fund itself will undertake the strategic and tactical allocation of Fund monies to be disbursed for distribution, marketing and advertising purposes. The payments for broker-dealers' services will continue as they were in terms of eligibility, although the amounts may decrease in the near future because of redemptions decreasing the number of broker-dealers eligible. However, it is anticipated that the number of broker-dealers qualifying for service payments will increase over time as new sales of Fund shares are effected.

     The Fund does not have a marketing arm or marketing division. The persons or companies to provide compensated services will be engaged, instructed and evaluated by committees of the Board and by the Board as a whole. The services will primarily involve public relations, advertising and marketing efforts. By taking superintendence over these functions, the Fund and its Board will directly supervise and monitor the services to be purchased through the Fund's distribution plan.

     The Board has investigated the possible sources of distribution funds available from other affiliated companies. The Fund's adviser, Lakeview Securities Corporation, has heretofore undertaken limited distribution efforts, including recently acting as a sponsor at the June, 1997 annual meeting of a large group of financial advisers. However, Lakeview has indicated to the Board that it is not prepared to make further significant expenditures for Fund distribution. Our sub-adviser, Merrimac Advisors Company has informed the Fund that it, also, is not prepared to contribute funds for distribution. The Fund's principal underwriter, Diversified Securities, Inc., has agreed to contribute from $10,000 to $15,000 toward advertising and marketing costs. Under those circumstances, the Board has determined that those sources will not be sufficient to conduct the substantial marketing efforts required to achieve the original purposes envisioned for the distribution plan at its initial adoption.

     The directors have concluded that there is a reasonable likelihood that increased marketing and public relations efforts will result in the sale of a substantial number of new shares. If that result occurs, there will be benefits to the Fund and its shareholders in the form of more funds to invest and in the form of efficiencies of scale through the sharing of costs by a larger number of shareholders. Additionally, the control of marketing services by the Board should result in more effective expenditures of the Fund's marketing dollars.

     For shareholders information, the actual amount expended under the original 12b-1 plan during fiscal 1995-96 was $50,356. If the entire 25 basis points had been expended during that year, the total expenditure would have been approximately $77,000. On the basis of the 1995-96 financial figures, if the proposed amendment adding 25 basis points were to be adopted and the entire amount that would be authorized under both the existing plan and the proposed amendment were to be expended, the total expenditure would approximate $155,000 for any one year period.

     The Board recommends that Fund resources be employed on a controlled basis in an effort to achieve the desired benefits for Fund shareholders and recommends voting for approval of the proposed amendment.

VOTE REQUIRED

     The presence in person or by proxy of the holders of a majority of the outstanding shares is required to constitute a quorum at the Special Meeting. Approval of a new Investment Advisory Agreement, as set forth in PROPOSAL 1, will require the affirmative vote of a majority of Investors Research Fund, Inc. shares, as determined under Section 2(a)(42) of the Investment Company Act of 1940. That requires the affirmative vote of the holders of the lesser of either
(A) 67% or more of the outstanding shares as of June 20, 1997 present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (B) more than 50% of the outstanding shares.

     If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Special Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted in favor of the proposed Amendment to the Rule 12b-1 Plan.

SHAREHOLDER PROPOSALS FOR NEXT MEETING

     The next scheduled meeting of shareholders of the Fund is to be held on March 25, 1998. Any proposal by a shareholder to be presented at that meeting has to have been received by the Fund no later than November 1, 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE FUND'S RULE 12b-1 PLAN.

     No other business is currently expected to come before the Meeting. As to any matter which has not been brought to the attention of the proxies prior to the date of this proxy statement, which is presented at the meeting, the proxies will deal with such matter in accordance with their best judgment and the discretionary authority granted by the proxy.

COPIES  OF  THE  FUND'S  MOST  RECENT  ANNUAL  AND  SEMI-ANNUAL  REPORTS  TO ITS
SHAREHOLDERS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE FUND'S OFFICE LOCATED AT 3757 STATE STREET, SUITE 204, SANTA BARBARA, CALIFORNIA 93105 or CALL 1-800-473-8631.